Exhibit 32
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT
TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, in connection with the Annual Report on Form 10-K of Bioventus Inc. (the Company) for the period ended December 31, 2024, as filed with the Securities and Exchange Commission on the date hereof (the Report), each of Robert E. Claypoole, President and Chief Executive Officer of the Company and Mark L. Singleton, Senior Vice President and Chief Financial Officer of the Company, hereby certifies, that, to such officer's knowledge:
(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/	Robert E. Claypoole
Name:	Robert E. Claypoole
Title:	President and Chief Executive Officer (Principal Executive Officer)

/s/	Mark L. Singleton
Name:	Mark L. Singleton
Title:	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
Date: March 11, 2025